Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2013 THIRD QUARTER RESULTS

SAINT LOUIS, MO — February 20, 2013 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the third quarter of fiscal year 2013 ended January 27, 2013 and other Company-related news.

Consolidated Results

The following table outlines the Company’s financial results (dollars in millions, except per shares data, unaudited):

	Three Months Ended		Nine Months Ended
	January 27,	January 22,	January 27,	January 22,
	2013	2012	2013	2012
Net revenues	$238.1	$227.3	$697.1	$686.4
Consolidated adjusted EBITDA (1)	41.9	41.2	125.6	122.8

Loss from continuing operations	(1.0)	(0.3)	(0.6)	(3.9)
Loss from discontinued operations	(1.2)	(0.9)	(1.6)	(1.1)
Net loss	(2.2)	(1.2)	(2.2)	(5.0)
Diluted loss per share from continuing operations	(0.03)	(0.01)	(0.02)	(0.10)
Diluted loss per share from discontinued operations	(0.03)	(0.02)	(0.04)	(0.03)
Diluted loss per share	(0.06)	(0.03)	(0.06)	(0.13)

Net revenue for the quarter increased to $238.1 million compared to $227.3 million in the comparable quarter last year. Consolidated Adjusted EBITDA increased $0.7 million to $41.9 million. The Company reported a loss per share from continuing operations of $(.03) for the current quarter compared to $(.01) in the prior year quarter. Before the impact of preopening and development costs and the impact of insurance recoveries in the fiscal 2012 quarter the loss per share from continuing operations would have been $(.01) in the third quarter of fiscal 2013 compared to $(.03) in the fiscal 2012 third quarter.

Virginia McDowell, president and chief executive officer remarked, “Our fiscal third quarter is highlighted by the opening of our new property in Cape Girardeau on October 30, 2012, two full months ahead of its original schedule.  The property’s appearance and experience has been extremely well received by customers, and our focus is now on the continuing ramp up in operational performance at the property.

“Similar to other operators in the regional gaming industry, our results were impacted by softness in consumer spending, including the effect of payroll and income tax modifications early in the calendar year.  In addition, last winter was one of the mildest on record in the Midwest, while in contrast this winter we have had some measurable weather disruptions at key times, including New Year’s Eve weekend.

“We continue to deliver on our strategy of improving our guest experience and enhancing our asset base.  During the quarter, in addition to opening Cape Girardeau, we completed the rebranding of our Vicksburg facility to a Lady Luck and completed renovations to our main hotel tower in Lake Charles. We also began construction on Lady Luck Nemacolin and completed the sale of our Biloxi property on November 29, 2012.  We are beginning to see the positive impact from the capital projects we have completed, and are confident our strategy to revitalize our asset base is working.

“We are also very excited to have entered into an agreement with Tower Entertainment, LLC in Philadelphia, to manage its proposed, $700 million, luxury casino entertainment complex, The Provence, subject to the project being selected by the Pennsylvania Gaming Control Board.  The proposed facility will be stunning and provides us the potential opportunity to enter into one of the preeminent US gaming markets.”

Operating Overview

The following highlights operating results at our properties:

•                  Black Hawk — Adjusted EBITDA increased 23.6% to $6.0 million while net revenues increased 8.1% to $28.9 million, resulting in margin improvement of nearly 261 basis points, in spite of a year-over-year increase in the gaming tax rate.  Results were positively impacted by the continued impact of recent capital improvements at the properties and targeted marketing promotions.

•                  Pompano —Despite the continued year-over-year impact of a major expansion at a competing facility, net revenue increased $1.2 million to $39.9 million while adjusted EBITDA increased 4.4% to $7.4 million.

•                  Iowa — Net revenues decreased 1.2% to $54.7 million while Adjusted EBITDA decreased a combined $1.0 million to $13.2 million, largely attributable to inclement weather during the period relative to the prior year quarter.

•                  Lake Charles — Adjusted EBITDA increased 17.9% to $3.7 million, despite decreased net revenues of 6.4% to $29.4 million.  Operating margins increased 264 basis points.  The renovation of the hotel rooms in the main tower was completed during the period, causing some construction disruption that negatively impacted revenues; however, we were able to offset the impact through improvements to the cost structure, primarily from the consolidation of our operations to a single facility, after the sale of our second casino vessel in late fiscal 2012.

•                  Missouri — Net revenues increased 29.6% to $59.2 million and Adjusted EBITDA increased 16.7% to $13.9 million primarily as a result of the opening of our Cape Girardeau property. Our new Cape Girardeau facility contributed $16.1 million in net revenues and $2.9 million in Adjusted EBITDA during the quarter and we are experiencing a steady ramp up in operations as we have increased our database marketing programs at the property.

Adjusted EBITDA in Kansas City was essentially flat despite the impact of a new competitor in the market last February.  Boonville results were negatively impacted by inclement weather over New Year’s weekend and Caruthersville was impacted by both weather and the opening of Cape Girardeau.

•                  Mississippi — Adjusted EBITDA decreased 29.0% to $3.9 million as net revenues declined 8.2% to $25.9 million. Results in Vicksburg were impacted by construction disruption early in the quarter and increased marketing costs associated with the Lady Luck rebrand launch.  In Natchez, a new competitor opened in the market in December. In Lula, we were able to mostly mitigate continuing competitive challenges with approximately $1.1 million of decreases in gaming taxes, marketing and operating expenses.

Corporate Expenses and Other Items

Corporate and development expenses were $7.5 million for the quarter, a decrease of $0.3 million compared to prior year.  Non-cash stock compensation expense was $1.1 million for the quarter compared to $1.8 million in the third quarter of fiscal 2012.

Development

We currently expect to open Lady Luck Nemacolin during summer 2013. The facility is planned to include 600 slot machines, 28 table games, an Otis & Henry’s Bar & Grill, and a Lone Wolf Bar.  The Company currently expects the total project to cost approximately $57 million to $60 million, including the $12.5 million license fee.

On February 1, 2013 we entered into an agreement with Tower Entertainment, LLC, to operate its proposed $700 million casino entertainment complex in Philadelphia, Pennsylvania, if selected for licensure by the Pennsylvania Gaming Control Board.  The hallmarks of the 1.25 million square-foot Provence resort and casino complex are expected to include a 125-room hotel housed in the landmark tower of the former Inquirer building; a 120,000 square-foot, high-quality casino featuring approximately 3,300 electronic gaming machines (slots and automated table games), and 150 table games; a 120,000 square-foot, family-oriented rooftop village; a 75,000 square-foot concert hall; eight restaurants; a private swim club with two pools; a 9,000 square-foot nightclub; 60,000 square feet of upscale shops; a 20,000 square-foot Spa & Fitness Center; 50,000 combined square-feet of meeting and event space; and two indoor parking garages.

Capital Structure

As of January 27, 2013, the Company had $67.8 million in cash and cash equivalents, $1.1 billion in total debt and $243 million in net line of credit availability.

Third quarter capital expenditures were $34.1 million, of which $19.0 million related to Cape Girardeau, $3.4 million related to Nemacolin, and $11.7 million at our existing properties. The Company expects capital expenditures to be approximately $45 million to $50 million for the balance of the fiscal year, including maintenance capital and construction costs in Nemacolin of approximately $25 million to $30 million.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Wednesday, February 20, 2013 at 12:30 pm central time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing 877-917-8929.  International callers can access the conference call by dialing 517-308-9020.  The conference call reference number is 4149287. The conference call will be recorded and available for review starting at 11:59 pm central on Wednesday, February 20, 2013, until 11:59 pm central on Wednesday, February 27, 2013, by dialing 866-495-6464; International: 203-369-1765 and access number 5425.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc. is a leading regional gaming and entertainment company dedicated to providing guests with exceptional experience at each of the 15 casino properties that it owns and operates, primarily under the Isle and Lady Luck brands.  The Company currently owns and operates gaming and entertainment facilities in Mississippi, Louisiana, Iowa, Missouri, Colorado and Florida. We are developing a new facility at the Nemacolin Woodlands Resort in Western Pennsylvania.  More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACTS:

Isle of Capri Casinos, Inc.,

Dale Black, Chief Financial Officer-314.813.9327

Jill Alexander, Senior Director of Corporate Communication-314.813.9368

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 27,	January 22,	January 27,	January 22,
	2013	2012	2013	2012
Revenues:
Casino	$248,404	$236,649	$733,321	$711,583
Rooms	6,830	6,916	23,788	23,807
Food, beverage, pari-mutuel and other	32,749	30,935	95,992	91,285
Insurance recoveries	—	872	—	983
Gross revenues	287,983	275,372	853,101	827,658
Less promotional allowances	(49,888)	(48,051)	(155,976)	(141,307)
Net revenues	238,095	227,321	697,125	686,351
Operating expenses:
Casino	39,166	37,700	114,464	111,843
Gaming taxes	63,289	59,603	183,536	178,555
Rooms	1,405	1,417	4,959	5,265
Food, beverage, pari-mutuel and other	10,987	9,553	30,308	29,096
Marine and facilities	13,979	13,745	41,567	42,804
Marketing and administrative	61,012	57,294	175,432	172,835
Corporate and development	7,506	7,824	26,756	29,417
Preopening	978	68	4,319	131
Depreciation and amortization	19,390	19,304	53,062	58,126
Total operating expenses	217,712	206,508	634,403	628,072
Operating income	20,383	20,813	62,722	58,279
Interest expense	(22,009)	(21,737)	(64,425)	(65,439)
Interest income	100	185	406	620
Derivative income expense	222	223	532	252

Loss from continuing operations before income taxes	(1,304)	(516)	(765)	(6,288)
Income tax benefit	302	200	166	2,383
Loss from continuing operations	(1,002)	(316)	(599)	(3,905)
Loss from discontinued operations net of income taxes	(1,184)	(866)	(1,579)	(1,057)
Net loss	$(2,186)	$(1,182)	$(2,178)	$(4,962)

Loss per common share-basic:
Loss from continuing operations	$(0.03)	$(0.01)	$(0.02)	$(0.10)
Loss from discontinued operations, net of income taxes	(0.03)	(0.02)	(0.04)	(0.03)
Net loss	$(0.06)	$(0.03)	$(0.06)	$(0.13)

Loss per common share-dilutive:
Loss from continuing operations	$(0.03)	$(0.01)	$(0.02)	$(0.10)
Loss from discontinued operations, net of income taxes	(0.03)	(0.02)	(0.04)	(0.03)
Net loss	$(0.06)	$(0.03)	$(0.06)	$(0.13)

Weighted average basic shares	39,488,480	38,982,281	39,280,965	38,670,827
Weighted average diluted shares	39,488,480	38,982,281	39,280,965	38,670,827

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	January 27,	April 29,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$67,830	$94,461
Marketable securities	25,136	24,943
Accounts receivable, net	9,583	6,941
Insurance receivable	—	7,497
Income taxes receivable	4,409	2,161
Deferred income taxes	1,841	627
Prepaid expenses and other assets	25,736	18,950
Assets held for sale	—	46,703
Total current assets	134,535	202,283
Property and equipment, net	1,016,796	950,014
Other assets:
Goodwill	330,903	330,903
Other intangible assets, net	60,957	56,586
Deferred financing costs, net	17,832	13,205
Restricted cash	12,930	12,551
Prepaid deposits and other	7,169	9,428
Total assets	$1,581,122	$1,574,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$5,410	$5,393
Accounts payable	32,879	23,536
Accrued liabilities:
Payroll and related	37,305	38,566
Property and other taxes	20,395	19,522
Interest	15,840	9,296
Progressive jackpots and slot club awards	15,790	14,892
Liabilities related to assets held for sale	—	4,362
Other	33,895	40,549
Total current liabilities	161,514	156,116
Long-term debt, less current maturities	1,147,817	1,149,038
Deferred income taxes	36,370	36,057
Other accrued liabilities	32,717	33,583
Other long-term liabilities	16,732	16,556
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 60,000,000 shares authorized; shares issued:
42,066,148 at January 27, 2013 and 42,066,148 at April 29, 2012	421	421
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	245,782	247,855
Retained earnings (deficit)	(28,836)	(26,658)
Accumulated other comprehensive (loss) income	(396)	(855)
	216,971	220,763
Treasury stock, 2,573,769 shares at January 27, 2013 and 3,083,867 shares at April 29, 2012	(30,999)	(37,143)
Total stockholders’ equity	185,972	183,620
Total liabilities and stockholders’ equity	$1,581,122	$1,574,970

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 27,	January 22,	January 27,	January 22,
	2013	2012	2013	2012
Properties Not Impacted by Flooding
Lake Charles, Louisiana	$29,364	$31,379	$92,691	$99,920
Kansas City, Missouri	17,513	19,038	54,045	58,149
Boonville, Missouri	18,383	18,658	58,569	58,481
Cape Girardeau, Missouri	16,111	—	16,111	—
Bettendorf, Iowa	17,892	18,230	57,441	57,441
Marquette, Iowa	6,003	5,907	20,716	20,679
Waterloo, Iowa	20,770	20,662	63,107	61,763
Black Hawk, Colorado	28,879	26,712	90,902	89,978
Pompano, Florida	39,860	38,631	108,236	106,202
	194,775	179,217	561,818	552,613
Properties Impacted by Flooding
Natchez, Mississippi	6,129	6,668	19,092	18,149
Lula, Mississippi	12,587	13,805	39,990	37,770
Vicksburg, Mississippi	7,167	7,711	20,622	21,555
Caruthersville, Missouri	7,149	7,935	23,926	23,749
Davenport, Iowa	10,078	10,627	31,114	31,397
	43,110	46,746	134,744	132,620

Property Net Revenues before Other	237,885	225,963	696,562	685,233

Insurance Recoveries(2)
Natchez	—	420	—	—
Vicksburg	—	54	—	—
Caruthersville	—	398	—	—

Other	210	486	563	1,118

Net Revenues from Continuing Operations	$238,095	$227,321	$697,125	$686,351

Isle of Capri Casinos, Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended January 27, 2013
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Preopening	Financing	Adjusted EBITDA
Properties Not Impacted by Flooding
Lake Charles, Louisiana	$1,147	$2,591	$8	$—	$—	$3,746
Kansas City, Missouri	2,800	1,001	4	—	—	3,805
Boonville, Missouri	5,341	896	6	—	—	6,243
Cape Girardeau, Missouri	92	2,762	6	—	—	2,860
Bettendorf, Iowa	2,676	1,728	4	—	—	4,408
Marquette, Iowa	309	469	2	—	—	780
Waterloo, Iowa	4,785	1,175	5	—	—	5,965
Black Hawk, Colorado	3,823	2,176	8	—	—	6,007
Pompano, Florida	5,595	1,829	7	—	—	7,431
	26,568	14,627	50	—	—	41,245
Properties Impacted by Flooding
Natchez, Mississippi	208	359	4	—	—	571
Lula, Mississippi	882	1,355	4	—	—	2,241
Vicksburg, Mississippi	(41)	1,078	5	—	—	1,042
Caruthersville, Missouri	140	830	6	—	—	976
Davenport, Iowa	1,452	585	5	—	—	2,042
	2,641	4,207	24	—	—	6,872

Total Operating Properties	29,209	18,834	74	—	—	48,117
Corporate and Other	(8,826)	556	1,097	978	—	(6,195)
Total	$20,383	$19,390	$1,171	$978	$—	$41,922

	Three Months Ended January 22, 2012
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Preopening	Insurance Recoveries	Adjusted EBITDA
Properties Not Impacted by Flooding
Lake Charles, Louisiana	$781	$2,391	$4	$—	$—	$3,176
Kansas City, Missouri	2,982	1,005	3	—	—	3,990
Boonville, Missouri	5,629	876	5	—	—	6,510
Bettendorf, Iowa	2,837	1,978	5	—	—	4,820
Marquette, Iowa	443	466	5	—	—	914
Waterloo, Iowa	4,584	1,648	5	—	—	6,237
Black Hawk, Colorado	1,918	2,932	10	—	—	4,860
Pompano, Florida	4,356	2,757	6	—	—	7,119
	23,530	14,053	43	—	—	37,626
Properties Impacted by Flooding
Natchez, Mississippi	1,312	384	5	—	(420)	1,281
Lula, Mississippi	808	1,563	5	—	—	2,376
Vicksburg, Mississippi	561	1,257	4	—	(54)	1,768
Caruthersville, Missouri	918	873	5	—	(398)	1,398
Davenport, Iowa	1,718	547	5	—	—	2,270
	5,317	4,624	24	—	(872)	9,093

Total Operating Properties	28,847	18,677	67	—	(872)	46,719
Corporate and Other	(8,034)	627	1,807	68	—	(5,532)
Total	$20,813	$19,304	$1,874	$68	$(872)	$41,187

Isle of Capri Casinos, Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(unaudited, in thousands)

	Nine Months Ended January 27, 2013
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Preopening	Financing	Adjusted EBITDA
Properties Not Impacted by Flooding
Lake Charles, Louisiana	$6,377	$7,013	$14	$—	$—	$13,404
Kansas City, Missouri	9,067	3,020	10	—	—	12,097
Boonville, Missouri	17,753	2,649	17	—	—	20,419
Cape Girardeau, Missouri	92	2,762	6	—	—	2,860
Bettendorf, Iowa	9,784	5,211	13	—	—	15,008
Marquette, Iowa	2,740	1,345	12	—	—	4,097
Waterloo, Iowa	14,917	3,832	16	—	—	18,765
Black Hawk, Colorado	14,666	6,534	32	—	—	21,232
Pompano, Florida	11,415	5,406	21	—	—	16,842
	86,811	37,772	141	—	—	124,724
Properties Impacted by Flooding
Natchez, Mississippi	1,169	1,186	14	—	—	2,369
Lula, Mississippi	1,186	4,780	15	—	—	5,981
Vicksburg, Mississippi	(306)	3,340	14	—	—	3,048
Caruthersville, Missouri	1,556	2,521	16	—	—	4,093
Davenport, Iowa	4,619	1,659	16	—	—	6,294
	8,224	13,486	75	—	—	21,785

Total Operating Properties	95,035	51,258	216	—	—	146,509
Corporate and Other	(32,313)	1,804	3,850	4,319	1,478	(20,862)
Total	$62,722	$53,062	$4,066	$4,319	$1,478	$125,647

	Nine Months Ended January 22, 2012
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Preopening	Financing	Adjusted EBITDA
Properties Not Impacted by Flooding
Lake Charles, Louisiana	$6,715	$7,055	$35	$—	$—	$13,805
Kansas City, Missouri	9,161	3,017	10	—	—	12,188
Boonville, Missouri	18,151	2,632	39	—	—	20,822
Bettendorf, Iowa	8,370	6,128	16	—	—	14,514
Marquette, Iowa	2,955	1,322	20	—	—	4,297
Waterloo, Iowa	13,266	4,922	31	—	—	18,219
Black Hawk, Colorado	10,011	8,961	30	—	—	19,002
Pompano, Florida	9,055	8,082	18	—	—	17,155
	77,684	42,119	199	—	—	120,002
Properties Impacted by Flooding
Natchez, Mississippi	2,620	1,118	21	—	—	3,759
Lula, Mississippi	574	5,005	40	—	—	5,619
Vicksburg, Mississippi	617	3,808	7	—	—	4,432
Caruthersville, Missouri	1,969	2,502	21	—	—	4,492
Davenport, Iowa	5,151	1,669	21	—	—	6,841
	10,931	14,102	110	—	—	25,143

Total Operating Properties	88,615	56,221	309	—	—	145,145
Corporate and Other	(30,336)	1,905	5,944	131	—	(22,356)
Total	$58,279	$58,126	$6,253	$131	$—	$122,789

Isle of Capri Casinos, Inc.

Reconciliation of Loss From Continuing Operations to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 27,	January 22,	January 27,	January 22,
	2013	2012	2013	2012
Loss from continuing operations	$(1,002)	$(316)	$(599)	$(3,905)
Income tax benefit	(302)	(200)	(166)	(2,383)
Derivative income	(222)	(223)	(532)	(252)
Interest income	(100)	(185)	(406)	(620)
Interest expense	22,009	21,737	64,425	65,439
Depreciation and amortization	19,390	19,304	53,062	58,126
Stock-based compensation	1,171	1,874	4,066	6,253
Preopening	978	68	4,319	131
Financing related	—	—	1,478	—
Insurance recoveries	—	(872)	—	—
Adjusted EBITDA	$41,922	$41,187	$125,647	$122,789

(1)         Adjusted EBITDA is “earnings before interest and other non-operating income (expense), income taxes, stock-based compensation, preopening expense, refinancing expense and depreciation and amortization.” Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses Adjusted EBITDA as the primary measure of the Company’s operating properties’ performance, and they are important components in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA.  Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company.  A reconciliation of Adjusted EBITDA to income (loss) from continuing operations is included in the financial schedules accompanying this release.

Certain of our debt agreements use a similar calculation of “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants and includes add back of items such as gain on early extinguishment of debt, pre-opening expenses, certain write-offs and valuation expenses, and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.

(2)         During the third quarter of fiscal 2012 we received insurance recoveries related to the flood claims associated with flooding along the Mississippi River in the first quarter of fiscal 2012.